UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2023

ARCH THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54986	46-0524102
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

235 Walnut Street, Suite 6
Framingham, Massachusetts	01702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 431-2313

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N|A	N|A	N|A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01   Entry into a Material Definitive Agreement.

As previously disclosed in the Current Report on Form 8-K filed by Arch Therapeutics, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on July 13, 2023 (the “Prior Form 8-K”), the Company entered into a Securities Purchase Agreement, dated July 7, 2023, as amended on August 30, 2023 (the “SPA”), with certain institutional and accredited individual investors for the issuance and sale by the Company to the investors of pre-funded warrants to purchase shares of common stock, par value $0.001 per share (the “Common Stock”), common warrants to purchase shares of Common Stock and shares of Common Stock in a private placement offering (the “Bridge Offering”). The first closing of the Bridge Offering occurred on July 7, 2023 (the “Initial Closing Date”).

On August 31, 2023, the Company consummated a second closing of the Bridge Offering pursuant to the terms and conditions of the SPA with certain institutional and accredited individual investors (collectively, the “Investors”) providing for the issuance and sale by the Company to the Investors of an aggregate of (i) 1,527,150 shares of Common Stock (the “Shares”) at a purchase price of $0.275 per share; (ii) 1,058,743 pre-funded warrants (the “Pre-Funded Warrants”) to purchase an aggregate of 1,058,743 shares of Common Stock, at a purchase price of $0.274 per Pre Funded Warrant (the “Pre-Funded Warrant Shares”); and (iii) 5,171,786 warrants (the “Common Warrants” and together with the Pre-Funded Warrants, the “Warrants”) to purchase an aggregate of 5,171,786 shares of Common Stock (the “Common Warrant Shares” and together with the Pre-Funded Warrant Shares, the “Warrant Shares”). The Shares, Pre-Funded Warrants, and Common Warrants were issued as part of the second closing of the Bridge Offering (the “Second Closing”).

Pursuant to the lock-up agreement provided for by the SPA, the Investors agreed that they would either (A) purchase securities, for cash, in an offering conducted in conjunction with an uplist of the Common Stock to any of, and in compliance with the rules of, the Nasdaq Global Market, Nasdaq Capital Market, New York Stock Exchange or NYSE American (the “Uplist Transaction”) with an aggregate purchase price equal to at least 4.3 multiplied by the aggregate purchase price paid by the Investor for the Shares and Warrants under the SPA or (B) be subject to a lock-up provision not to sell or otherwise transfer any of the Shares or Warrant Shares acquired by them in the Bridge Offering until the one-year anniversary of the Second Closing Date (as defined below). The aggregate gross proceeds for the sale of the Shares and Warrants will be approximately $2.6 million, before deducting the placement agent’s fees and other estimated fees and offering expenses payable by the Company. The closing of the sales of these securities under the SPA occurred on August 31, 2023 (the “Second Closing Date”).

Under the SPA, the Company also agreed that, upon the closing of the next underwritten public offering of Common Stock, if the effective offering price to the public per share of Common Stock (the “Qualifying Offering Price”) is lower than $4.00 per share, the Company shall issue additional pre-funded warrants in an amount reflecting a reduction in the purchase price paid for the Shares and Pre-Funded Warrants that equals the proportion by which the Qualifying Offering Price is less than $4.00.

Placement Agent

The Company retained Dawson James Securities, Inc. (“DJ”) as placement agent in connection with the Second Closing. The Company paid DJ a cash fee equal to 8.0% of the aggregate gross proceeds of the Second Closing. Additionally, the Company has agreed to issue to DJ, or its designees, warrants (the “Placement Agent Warrants”) to purchase shares of Common Stock equal to 5% of the aggregate number of securities sold in the Second Closing (including warrant coverage), with a total of 441,938 Placement Agent Warrants being issued on September 7, 2023 in connection with the Bridge Offering. The Placement Agent Warrants will be exercisable at any time and from time to time, in whole or in part, during the five-year period commencing March 7, 2024, at a price per share equal to $0.275. The Placement Agent Warrants will provide for a cashless exercise provision and certain registration rights (including unlimited piggyback rights).

Use of Proceeds

The net proceeds to the Company from the Bridge Offering, after deducting the placement agent’s fees and the Company’s other estimated fees and offering expenses and excluding the proceeds, if any, from the exercise of the Warrants, are expected to be approximately $2.2 million. The Company intends to use the net proceeds from the Bridge Offering primarily for working capital and general corporate purposes and has not allocated specific amounts for any specific purposes.

Pre-Funded Warrants

The Pre-Funded Warrants will (i) have a nominal exercise price of $0.001 per share; (ii) be exercisable after the earlier of (A) the six-month anniversary after the date of issuance, (B) 120 days after the closing date of an Uplist Transaction, and (C) the date that a registration statement registering the Pre-Funded Warrant Shares is declared effective; (iii) be exercisable until all of the Pre-Funded Warrants are exercised in full; and (iv) have a provision preventing the exercisability of such Pre-Funded Warrants if, as a result of the exercise of the Pre-Funded Warrants, the holder, together with its affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with the holder’s, would be deemed to beneficially own more than either 4.99% or 9.99% of Common Stock (the “Warrant Ownership Limitation”) immediately after giving effect to the exercise of the Pre-Funded Warrants. The holder, upon notice to the Company, may increase or decrease the Warrant Ownership Limitation; provided that (i) the Warrant Ownership Limitation may only be increased to a maximum of 9.99% of the Common Stock; and (ii) any increase in the Warrant Ownership Limitation will not become effective until the 61st day after delivery of such waiver notice. The number of shares of Common Stock into which each of the Pre-Funded Warrants is exercisable and the exercise price therefor are subject to adjustment as set forth in the Pre-Funded Warrants, including adjustments for stock subdivisions or combinations (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise).

Common Warrants

The Common Warrants will (i) have an exercise price of $1.00 per share; (ii) have a term of 5 years after their issuance date; (iii) be exercisable after the earlier of (A) the six-month anniversary after the date of issuance and (B) the date that a registration statement registering the Common Warrant Shares is declared effective; (iv) have a provision permitting voluntary adjustments to the exercise price by the Company, subject to the prior written consent of the Common Warrant holder; (v) be automatically exchanged upon the closing of an Uplist Transaction for a new warrant (the “Exchange Warrant”) that is identical to the warrants (other than any pre-funded warrants), if any, being issued to investors in such Uplist Transaction, with the number of shares underlying such Exchange Warrant being equal to the number of Common Warrant Shares then underlying the Common Warrant multiplied by three and (vi) have a provision preventing the exercisability of such Common Warrants if, as a result of the exercise of the Common Warrants, the holder, together with its affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with the holder’s, would be deemed to beneficially own more than the Warrant Ownership Limitation immediately after giving effect to the exercise of the Common Warrants. The holder, upon notice to the Company, may increase or decrease the Warrant Ownership Limitation; provided that (i) the Warrant Ownership Limitation may only be increased to a maximum of 9.99% of the Common Stock; and (ii) any increase in the Warrant Ownership Limitation will not become effective until the 61st day after delivery of such waiver notice. The number of shares of Common Stock into which each of the Common Warrants is exercisable and the exercise price therefor are subject to adjustment as set forth in the Common Warrants, including adjustments for stock subdivisions or combinations (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise).

Registration Rights Agreement

On the Second Closing Date, the Company entered into a registration rights agreement with the Investors (the “Registration Rights Agreement”), pursuant to which the Company is obligated, subject to certain conditions, to file with the SEC within the earlier of (i) 30 days following the closing date of the Uplist Transaction and (ii) 60 days after the Initial Closing Date, one or more registration statements (any such registration statement, a “Resale Registration Statement”) to register the Shares, the Warrant Shares, the shares of Common Stock issuable upon exercise in full of the Exchange Warrants (the “Exchange Warrant Shares”) and the shares of Common Stock issuable upon exercise in full of the Participating Pre-Funded Warrant (as defined in the Prior Form 8-K) (the “Conversion Warrant Shares”) for resale under the Securities Act of 1933, as amended (the “Securities Act”). The Company’s failure to satisfy certain filing and effectiveness deadlines with respect to a Resale Registration Statement and certain other requirements set forth in the Registration Rights Agreement may subject the Company to the payment of monetary penalties.

Certain Restrictions on Activities

The SPA contains certain restrictions on the Company’s ability to conduct subsequent sales of its equity securities and certain business activities. In particular, commencing on the Initial Closing Date through July 7, 2024, the Company will be prohibited from effecting or entering into agreements to effect any issuance by the Company, or any of its subsidiaries, of Common Stock or Common Stock equivalents (or a combination of units thereof) involving a variable rate transaction. Similarly, the Company is prohibited from repricing equity securities held by its employees to an effective price per share of Common Stock below $0.45.

The issuance and sale of the Shares, Warrants, and Warrant Shares (collectively, the “Securities”) has not been, and will not upon issuance be, registered under the Securities Act, and the Securities may not be offered or sold in the United States absent registration under or exemption from the Securities Act and any applicable state securities laws. The Securities will be issued and sold in reliance upon an exemption from registration afforded by Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated under Securities Act based on the following facts: each of the Investors has represented that it is an accredited investor as defined in Rule 501 promulgated under the Securities Act; that the Investor is acquiring the Securities for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof in violation of applicable securities; the Company used no advertising or general solicitation in connection with the issuance and sale of the Securities to the Investors; and the Securities will be issued as restricted securities. This Current Report on Form 8-K is not and shall not be deemed to be an offer to sell or the solicitation of an offer to buy any of the Securities.

The preceding descriptions of the SPA, Pre-Funded Warrants, Common Warrants, Placement Agent Warrants and Registration Rights Agreement are qualified in their entirety by reference to the copies of the forms of SPA, Pre-Funded Warrant, Common Warrant, and Registration Rights Agreement, attached hereto as Exhibits 10.1, 4.1, 4.2, 4.3 and 10.2, respectively, which are incorporated herein by reference.

Item 3.02        Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth in Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated by reference into this Item 3.02.

Item 9.01        Financial Statements and Exhibits.

(d) The following exhibits are being filed herewith:

Exhibit	Description
4.1	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q filed on August 11, 2023)
4.2	Form of Common Warrant (incorporated by reference to Exhibit 4.2 to the Company’s Quarterly Report on Form 10-Q filed on August 11, 2023)
4.3	Form of Placement Agent Warrant
10.1
Form of Securities Purchase Agreement dated July 7, 2023, by and among the Company and the signatories thereto (incorporated by reference to Exhibit 10.24 to the Company’s Quarterly Report on Form 10-Q filed on August 11, 2023)*

10.2
Form of Registration Rights Agreement dated July 7, 2023, by and among the Company and the signatories thereto (incorporated by reference to Exhibit 10.25 to the Company’s Quarterly Report on Form 10-Q filed on August 11, 2023)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*
Pursuant to Item 601(b)(10) of Regulation S-K, certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed. Further, the schedules and exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCH THERAPEUTICS, INC.

Dated: September 7, 2023	By:	/s/ Terrence W. Norchi, M.D.
Name: Terrence W. Norchi, M.D. Title: President, Chief Executive Officer